Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2022 RESULTS

Financial Advisory record operating revenue year to date, driven by strength in Europe	Asset Management resilient performance amid challenging market and foreign exchange headwinds	Returned $812 million in capital to shareholders, including a record 17 million shares repurchased year to date

NEW YORK, October 27, 2022 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $724 million for the quarter ended September 30, 2022. Net income, as adjusted2, was $106 million, or $1.05 per share (diluted) for the quarter. On a U.S. GAAP basis, third-quarter 2022 net income was $106 million, or $1.06 per share (diluted).

For the first nine months of 2022, net income, as adjusted, was $317 million, or $3.02 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $315 million, or $3.03 per share (diluted).

“Our record third-quarter revenue reflects the strength of our diversified business model and our commitment to providing innovative client solutions during challenging market conditions,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We remain focused on helping our clients navigate the uncertainty of the global macroenvironment, while we continue to invest in our business through the cycle, exercise cost discipline and deliver long-term value for shareholders."

($ in millions, except	Quarter Ended			Nine Months Ended
per share data and AUM)	September 30,			September 30,

	2022	2021	%'22-'21	2022	2021	%'22-'21
Net Income
U.S. GAAP	$106	$107	(1%)	$315	$318	(1%)
Per share, diluted	$1.06	$0.94	13%	$3.03	$2.78	9%
Adjusted[2]	$106	$111	(4%)	$317	$358	(11%)
Per share, diluted	$1.05	$0.98	7%	$3.02	$3.13	(4%)

Operating Revenue[1]
Total operating revenue	$724	$702	3%	$2,098	$2,171	(3%)
Financial Advisory	$454	$381	19%	$1,249	$1,170	7%
Asset Management	$263	$311	(15%)	$840	$982	(14%)

AUM ($ in billions)
Period end	$198	$273	(27%)
Average	$212	$278	(24%)	$233	$272	(14%)

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 14-15.

OPERATING REVENUE

Operating revenue1 was a third-quarter record $724 million for the third quarter of 2022, up 3% from the third quarter of 2021, and $2,098 million for the first nine months of 2022, down 3% from the first nine months of 2021.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the third quarter of 2022, Financial Advisory operating revenue was a third-quarter record $454 million, 19% higher than the third quarter of 2021.

For the first nine months of 2022, Financial Advisory operating revenue was a record $1,249 million, an increase of 7% from the first nine months of 2021.

During and since the third quarter of 2022, Lazard has been engaged in significant and complex M&A transactions and other strategic advisory assignments globally, including the following (clients are in italics): Intel’s joint $30 billion investment with Brookfield in U.S.-based chip factories; Orange’s combination with Masmovil in Spain, for a combined value of €18.6 billion; AVEVA Group’s $11.6 billion recommended offer from Schneider Electric; Continental Grain (CGC) and its subsidiary Wayne Farms, in CGC’s and Cargill's $4.5 billion acquisition of Sanderson Farms; Bungie’s $3.6 billion sale to Sony Interactive Entertainment; Saint-Gobain’s $2.3 billion acquisition of GCP Applied Technologies; Rolls-Royce's €1.7 billion sale of ITP Aero to a Bain Capital-led consortium; Brewin Dolphins’ £1.6 billion sale to Royal Bank of Canada; Obagi’s $1.2 billion combination with Waldencast and Milk Makeup; Infrastructure & Energy Alternatives’ $1.1 billion sale to MasTec; Aqua Finance’s majority sale to Athene and Apollo at a valuation of approximately $1 billion; Investindustrial’s $950 million acquisition of a significant portion of TreeHouse Food’s Meal Preparation business; Institut Mérieux's partnership with and investment of €833 million in the company by Exor; Germany’s Federal Ministry for Economic Affairs and Climate Action on the Federal Republic of Germany’s acquisition of a 99% stake in Uniper; KIRKBI’s acquisition of BrainPOP; and Kofax's sale to Clearlake Capital Group and TA Associates.

Lazard has one of the world’s preeminent restructuring practices. During and since the third quarter of 2022, we have been engaged in a broad range of visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Bed Bath & Beyond; Brazos Electric Power Cooperative; Corp Group Banking S.A.; Endo; GenapSys and Rockall Energy.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the third quarter of 2022, or continued to advise or completed since September 30, 2022, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the third quarter of 2022, Asset Management operating revenue was $263 million, 15% lower than the third quarter of 2021. For the first nine months of 2022, Asset Management operating revenue was $840 million, 14% lower than the first nine months of 2021.

For the third quarter of 2022, management fees and other revenue was $241 million, 20% lower than the third quarter of 2021, and 7% lower than the second quarter of 2022. For the first nine months of 2022, management fees and other revenue was $786 million, 13% lower than the first nine months of 2021.

Average assets under management (AUM) for the third quarter of 2022 was $212 billion, 24% lower than the third quarter of 2021, and 8% lower than the second quarter of 2022. Average AUM for the first nine months of 2022 was $233 billion, 14% lower than the first nine months of 2021.

AUM as of September 30, 2022, was $198 billion, down 9% from June 30, 2022, and down 27% from September 30, 2021. The sequential decrease from June 30, 2022 was driven by market depreciation of $10.3 billion, foreign exchange depreciation of $6.6 billion and net outflows of $2.0 billion.

For the third quarter of 2022, incentive fees were $22 million, compared to $7 million for the third quarter of 2021. For the first nine months of 2022, incentive fees were $54 million, compared to $75 million for the first nine months of 2021.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2022, we accrued compensation and benefits expense at an adjusted compensation1 ratio of 60.0%, compared to the third-quarter 2021 ratio of 59.5%. This resulted in $434 million of compensation and benefits expense, compared to $417 million for the third quarter of 2021.

For the first nine months of 2022, adjusted compensation and benefits expense was $1,238 million, compared to $1,292 million for the first nine months of 2021.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the third quarter of 2022, was $128 million, 10% higher than the third quarter of 2021. The increase primarily reflects higher marketing and business development expenses and technology investments. The ratio of adjusted non-compensation expense to operating revenue for the third quarter of 2022 was 17.7%, compared to 16.6% for the third quarter of 2021.

Adjusted non-compensation expense for the first nine months of 2022 was $376 million, 11% higher than the first nine months of 2021. The adjusted non-compensation ratio1 for the first nine months of 2022 was 17.9%, compared to 15.6% for the first nine months of 2021.

Our goal remains to maintain an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $36 million for the third quarter and $109 million for the first nine months of 2022. The effective tax rate on the same basis was 25.1% for the third quarter and 25.6% for the first nine months of 2022, compared to 25.1% and 26.2% for the respective 2021 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the third quarter of 2022, Lazard returned $286 million to shareholders, which included: $46 million in dividends; $237 million in share repurchases of our common stock; and $3 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

In the first nine months of 2022, Lazard returned $812 million to shareholders, which included: $139 million in dividends; $612 million in share repurchases of our common stock; and $61 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first nine months of 2022, we repurchased a record 17.2 million shares, which included 6.7 million shares repurchased in the third quarter. As of September 30, 2022, our remaining share repurchase authorization was $382 million.

On October 26, 2022, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on November 18, 2022, to stockholders of record on November 7, 2022.

Lazard’s financial position remains strong. As of September 30, 2022, our cash and cash equivalents were $1 billion. Stockholders’ equity related to Lazard’s interests was $561 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 27, 2022, to discuss the company’s financial results for the third quarter and first nine months of 2022. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 866-831-8711 (toll-free, U.S. and Canada) or +1 203-518-9865 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.  Conference ID: 69483

A replay of the conference call will be available by 10:00 a.m. EDT, October 27, 2022, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 800-839-5676 (toll-free, U.S. and Canada) or +1 402-220-2565 (outside of the U.S. and Canada).

ABOUT LAZARD

Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North, Central and South America, Europe, Asia and Australia. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements, including with respect to the current COVID-19 pandemic, are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;
•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•	Losses caused by financial or other problems experienced by third parties;
•	Losses due to unidentified or unanticipated risks;
•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Third-quarter and first-nine-months 2022 adjusted results1 exclude pre-tax charges of $0.9 million and $2.9 million, respectively, relating to office space reorganization. On a U.S. GAAP basis, these resulted in a net charge of $0.7 million, or $0.01 (diluted) per share, for the third quarter, and a net charge of $2.1 million, or $0.02 (diluted) per share, for the first nine months of 2022.

LAZ-EPE

###

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Total revenue	$746,431	$660,658	$737,807	13%	1%
Interest expense	(19,687)	(21,112)	(20,378)
Net revenue	726,744	639,546	717,429	14%	1%
Operating expenses:
Compensation and benefits	420,937	363,830	419,627	16%	0%

Occupancy and equipment	30,696	29,409	31,015
Marketing and business development	19,633	22,673	9,922
Technology and information services	44,579	42,067	37,559
Professional services	15,665	16,549	16,698
Fund administration and outsourced services	27,110	28,551	34,137
Amortization of intangible assets related to acquisitions	15	15	15
Other	9,967	10,614	13,497
Subtotal	147,665	149,878	142,843	(1%)	3%
Operating expenses	568,602	513,708	562,470	11%	1%

Operating income	158,142	125,838	154,959	26%	2%

Provision for income taxes	35,350	34,187	39,446	3%	(10%)
Net income	122,792	91,651	115,513	34%	6%
Net income (loss) attributable to noncontrolling interests	16,995	(3,829)	8,304
Net income attributable to Lazard Ltd	$105,797	$95,480	$107,209	11%	(1%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	93,275,631	98,660,173	105,415,743	(5%)	(12%)
Diluted	98,865,156	102,753,336	112,994,037	(4%)	(13%)

Net income per share:
Basic	$1.11	$0.96	$1.00	16%	11%
Diluted	$1.06	$0.92	$0.94	15%	13%

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2022	2021	% Change

Total revenue	$2,123,233	$2,260,975	(6%)
Interest expense	(62,051)	(60,302)
Net revenue	2,061,182	2,200,673	(6%)
Operating expenses:
Compensation and benefits	1,181,608	1,336,091	(12%)

Occupancy and equipment	91,344	95,638
Marketing and business development	56,429	25,905
Technology and information services	124,577	107,003
Professional services	48,243	51,642
Fund administration and outsourced services	85,364	94,718
Amortization of intangible assets related to acquisitions	45	45
Other	29,864	34,121
Subtotal	435,866	409,072	7%
Operating expenses	1,617,474	1,745,163	(7%)

Operating income	443,708	455,510	(3%)

Provision for income taxes	108,290	124,255	(13%)
Net income	335,418	331,255	1%
Net income attributable to noncontrolling interests	20,265	13,568
Net income attributable to Lazard Ltd	$315,153	$317,687	(1%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	98,161,027	106,484,652	(8%)
Diluted	103,268,378	114,139,936	(10%)

Net income per share:
Basic	$3.16	$2.94	7%
Diluted	$3.03	$2.78	9%

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	September 30,	December 31,
($ in thousands)	2022	2021

ASSETS

Cash and cash equivalents	$1,000,102	$1,465,022
Deposits with banks and short-term investments	1,341,514	1,347,544
Restricted cash	621,099	617,448
Receivables	740,395	805,809
Investments	638,960	1,007,339
Property	218,551	250,005
Goodwill and other intangible assets	375,889	379,571
Operating lease right-of-use assets	420,013	466,054
Deferred tax assets	390,543	435,308
Other assets	460,859	373,081

Total Assets	$6,207,925	$7,147,181

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities
Deposits and other customer payables	$1,499,812	$1,442,701
Accrued compensation and benefits	531,496	972,303
Operating lease liabilities	502,206	552,522
Tax receivable agreement obligation	192,399	213,434
Senior debt	1,687,092	1,685,227
Other liabilities	539,101	628,030
Total liabilities	4,952,106	5,494,217

Commitments and contingencies
Redeemable noncontrolling interests	578,495	575,000

Stockholders' equity
Preferred stock, par value $.01 per share	-	-
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	126,746	144,729
Retained earnings	1,682,398	1,560,636
Accumulated other comprehensive loss, net of tax	(334,382)	(223,847)
Subtotal	1,475,890	1,482,646
Class A common stock held by subsidiaries, at cost	(915,254)	(507,426)
Total Lazard Ltd stockholders' equity	560,636	975,220
Noncontrolling interests	116,688	102,744
Total stockholders' equity	677,324	1,077,964

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,207,925	$7,147,181

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Revenues:

Financial Advisory	$453,664	$406,792	$381,295	12%	19%
Asset Management	262,559	265,707	310,566	(1%)	(15%)
Corporate	7,328	3,412	9,783	NM	(25%)

Operating revenue (b)	$723,551	$675,911	$701,644	7%	3%

Expenses:

Adjusted compensation and benefits expense (c)	$434,131	$395,407	$417,479	10%	4%
Ratio of adjusted compensation to operating revenue	60.0%	58.5%	59.5%

Non-compensation expense (d)	$128,263	$130,941	$116,734	(2%)	10%
Ratio of non-compensation to operating revenue	17.7%	19.4%	16.6%

Earnings:

Earnings from operations (e)	$161,157	$149,563	$167,431	8%	(4%)
Operating margin (f)	22.3%	22.1%	23.9%

Adjusted net income (g)	$106,472	$96,108	$111,398	11%	(4%)

Diluted adjusted net income per share	$1.05	$0.92	$0.98	14%	7%

Diluted weighted average shares (h)	101,603,367	104,767,897	113,781,092	(3%)	(11%)

Effective tax rate (i)	25.1%	26.4%	25.1%

This presentation includes non-U.S. GAAP ("non-GAAP") measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2022	2021	% Change

Revenues:

Financial Advisory	$1,248,586	$1,169,670	7%
Asset Management	840,047	981,933	(14%)
Corporate	9,464	19,349	(51%)

Operating revenue (b)	$2,098,097	$2,170,952	(3%)

Expenses:

Adjusted compensation and benefits expense (c)	$1,238,240	$1,291,717	(4%)
Ratio of adjusted compensation to operating revenue	59.0%	59.5%

Non-compensation expense (d)	$376,330	$338,044	11%
Ratio of non-compensation to operating revenue	17.9%	15.6%

Earnings:

Earnings from operations (e)	$483,527	$541,191	(11%)
Operating margin (f)	23.1%	24.9%

Adjusted net income (g)	$317,272	$358,417	(11%)

Diluted adjusted net income per share	$3.02	$3.13	(4%)

Diluted weighted average shares (h)	105,183,136	114,565,986	(8%)

Effective tax rate (i)	25.6%	26.2%

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)

($ in millions)

	As of			Variance
	September 30,	June 30,	December 31,
	2022	2022	2021	Qtr to Qtr	YTD

Equity:
Emerging Markets	$20,378	$22,656	$31,227	(10.1%)	(34.7%)
Global	43,754	48,742	59,516	(10.2%)	(26.5%)
Local	43,589	46,617	56,310	(6.5%)	(22.6%)
Multi-Regional	45,988	52,259	73,953	(12.0%)	(37.8%)
Total Equity	153,709	170,274	221,006	(9.7%)	(30.5%)
Fixed Income:
Emerging Markets	9,288	9,948	12,231	(6.6%)	(24.1%)
Global	10,252	12,380	14,410	(17.2%)	(28.9%)
Local	4,986	5,302	6,022	(6.0%)	(17.2%)
Multi-Regional	13,786	12,299	13,623	12.1%	1.2%
Total Fixed Income	38,312	39,929	46,286	(4.0%)	(17.2%)
Alternative Investments	3,900	4,145	4,203	(5.9%)	(7.2%)
Private Equity	1,042	1,268	1,290	(17.8%)	(19.2%)
Cash Management	803	1,010	954	(20.5%)	(15.8%)
Total AUM	$197,766	$216,626	$273,739	(8.7%)	(27.8%)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021		2022	2021

AUM - Beginning of Period	$216,626	$277,378		$273,739	$258,642

Net Flows	(2,006)	(2,331)		(13,180)	(4,838)
Market and foreign exchange
appreciation (depreciation)	(16,854)	(2,475)		(62,793)	18,768

AUM - End of Period	$197,766	$272,572		$197,766	$272,572

Average AUM	$212,259	$277,941		$232,839	$271,761

% Change in average AUM	(23.6%)			(14.3%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Operating Revenue
Net revenue - U.S. GAAP Basis	$726,744	$639,546	$717,429	$2,061,182	$2,200,673

Adjustments:
Revenue related to noncontrolling interests (j)	(20,847)	(660)	(11,994)	(32,302)	(24,109)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	16,180	35,098	1,368	65,601	(22,610)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(17,588)	(17,083)	(23,876)	(53,493)	(62,211)
Losses associated with restructuring and closing of certain offices (l)	-	-	51	-	23,630
Interest expense	19,062	19,010	18,666	57,109	55,579

Operating revenue, as adjusted (b)	$723,551	$675,911	$701,644	$2,098,097	$2,170,952

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$420,937	$363,830	$419,627	$1,181,608	$1,336,091

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	16,180	35,098	1,368	65,601	(22,610)
Expenses associated with restructuring and closing of certain offices (m)	-	-	(1,012)	-	(14,922)
Compensation related to noncontrolling interests (j)	(2,986)	(3,521)	(2,504)	(8,969)	(6,842)

Compensation and benefits expense, as adjusted (c)	$434,131	$395,407	$417,479	$1,238,240	$1,291,717

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$147,665	$149,878	$142,843	$435,866	$409,072

Adjustments:
Expenses related to office space reorganization (n)	(933)	(871)	(991)	(2,928)	(3,644)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(17,588)	(17,083)	(23,876)	(53,493)	(62,211)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(45)	(45)
Expenses associated with restructuring and closing of certain offices (m)	-	-	(39)	-	(1,424)
Non-compensation expense related to noncontrolling interests (j)	(866)	(968)	(1,188)	(3,070)	(3,704)

Non-compensation expense, as adjusted (d)	$128,263	$130,941	$116,734	$376,330	$338,044

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$158,142	$125,838	$154,959	$443,708	$455,510

Adjustments:
Losses associated with restructuring and closing of certain offices (l)	-	-	51	-	23,630
Expenses related to office space reorganization (n)	933	871	991	2,928	3,644
Expenses associated with restructuring and closing of certain offices (m)	-	-	1,051	-	16,346
Net (income) loss related to noncontrolling interests (j)	(16,995)	3,829	(8,304)	(20,265)	(13,568)
Pre-tax income, as adjusted	142,080	130,538	148,748	426,371	485,562
Interest expense	19,062	19,010	18,666	57,109	55,579
Amortization of intangible assets related to acquisitions and other	15	15	17	47	50
Earnings from operations, as adjusted (e)	$161,157	$149,563	$167,431	$483,527	$541,191

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$105,797	$95,480	$107,209	$315,153	$317,687
Adjustments:
Losses associated with restructuring and closing of certain offices (l)	-	-	51	-	23,630
Expenses related to office space reorganization (n)	933	871	991	2,928	3,644
Expenses associated with restructuring and closing of certain offices (m)	-	-	1,051	-	16,346
Tax expense (benefit) allocated to adjustments	(258)	(243)	2,096	(809)	(2,890)

Net income, as adjusted (g)	$106,472	$96,108	$111,398	$317,272	$358,417

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	98,865,156	102,753,336	112,994,037	103,268,378	114,139,936
Adjustment: participating securities including profits interest participation rights	2,738,211	2,014,561	787,055	1,914,758	426,050

Diluted Weighted Average Shares Outstanding, as adjusted (h)	101,603,367	104,767,897	113,781,092	105,183,136	114,565,986

Diluted net income per share:
U.S. GAAP Basis	$1.06	$0.92	$0.94	$3.03	$2.78
Non-GAAP Basis, as adjusted	$1.05	$0.92	$0.98	$3.02	$3.13

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2022	2022	2021	2022	2021

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$30,696	$29,409	$31,015	$91,344	$95,638
Marketing and business development	19,633	22,673	9,922	56,429	25,905
Technology and information services	44,579	42,067	37,559	124,577	107,003
Professional services	15,665	16,549	16,698	48,243	51,642
Fund administration and outsourced services	27,110	28,551	34,137	85,364	94,718
Amortization of intangible assets related to acquisitions	15	15	15	45	45
Other	9,967	10,614	13,497	29,864	34,121
Non-compensation expense - Subtotal - U.S. GAAP Basis	$147,665	$149,878	$142,843	$435,866	$409,072

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (m) (n)	$(944)	$(932)	$(1,106)	$(3,059)	$(4,503)
Marketing and business development (j) (k) (m)	(2,516)	(2,043)	(1,261)	(5,784)	(2,713)
Technology and information services (j) (k) (m)	(23)	(61)	(72)	(114)	(174)
Professional services (j) (k) (m) (n)	(510)	(403)	(1,143)	(1,651)	(4,658)
Fund administration and outsourced services (j) (k)	(14,362)	(15,680)	(19,669)	(46,554)	(51,765)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(45)	(45)
Other (j) (k) (m) (n)	(1,032)	197	(2,843)	(2,329)	(7,170)
Subtotal Non-compensation adjustments	$(19,402)	$(18,937)	$(26,109)	$(59,536)	$(71,028)

Non-compensation expense, as adjusted:
Occupancy and equipment	$29,752	$28,477	$29,909	$88,285	$91,135
Marketing and business development	17,117	20,630	8,661	50,645	23,192
Technology and information services	44,556	42,006	37,487	124,463	106,829
Professional services	15,155	16,146	15,555	46,592	46,984
Fund administration and outsourced services	12,748	12,871	14,468	38,810	42,953
Amortization of intangible assets related to acquisitions	-	-	-	-	-
Other	8,935	10,811	10,654	27,535	26,951
Non-compensation expense, as adjusted (d)	$128,263	$130,941	$116,734	$376,330	$338,044

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures.  Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iv) for the three and nine month periods ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), and (v) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and nine month periods ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (n) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and nine month periods ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), and (v) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), (iii) for the three and nine month periods ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (j) below), (v) interest expense primarily related to corporate financing activities, and (vi) amortization of intangible assets related to acquisitions.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), and (iii) for the three and nine month periods ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), net of tax expense (benefits).

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments.  The computation is based on a quotient, the numerator of which is the provision for income taxes of $35,608, $34,430, and $37,350 for the three month periods ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively, $109,099 and $127,145 for the nine month periods ended September 30, 2022 and 2021 and the denominator of which is pre-tax income of $142,080, $130,538, and $148,748 for the three month periods ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively, $426,371 and $485,562 for the nine month periods ended September 30, 2022 and 2021.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(k)

Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)

Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(m)	Expenses associated with restructuring and closing of certain offices.

(n)	Represents building depreciation and other costs related to office space reorganization.

NM	Not meaningful